UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 350, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the authorization granted by the stockholders of NeoStem, Inc. (“NeoStem” or the “Company”) at the Company's Annual Meeting of Stockholders held on October 5, 2012, the Company's Board of Directors has approved a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company's common stock, par value $0.001 per share (the “Common Stock”). On July 12, 2013, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to implement the Reverse Stock Split effective as of July 16, 2013 at 9:00 a.m. Eastern time (the “Split Effective Time”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

At the Split Effective Time, all shares of Common Stock issued and outstanding immediately prior to the Split Effective Time (and all shares of Common Stock issued and held in the Company's treasury immediately prior to the Effective Time), will be automatically reclassified into a smaller number of shares such that each ten shares of issued Common Stock immediately prior to the Split Effective Time will be reclassified into one share of Common Stock. No fractional shares will be issued, and in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split will be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of Common Stock on the NYSE MKT on July 16, 2013. To reflect the Reverse Stock Split, proportional adjustments will be made to the Company's outstanding warrants, equity awards and equity compensation plans. The Reverse Stock Split will not affect the par value per share of the Common Stock or the number of NeoStem's authorized shares. Continental Stock Transfer & Trust Company, NeoStem's transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates and the payment of cash in lieu of fractional shares.

Item 8.01. Other Events.

On July 12, 2013, the Company issued a press release announcing the Reverse Stock Split described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NeoStem, Inc., dated July 12, 2013.
Exhibit 99.1	Press Release of NeoStem, Inc. dated July 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name:	Catherine M. Vaczy, Esq.
Title:	Vice President and General Counsel

Dated: July 12, 2013